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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
December 21, 2015 (December 19, 2015)

HOLLYFRONTIER CORPORATION (Exact name of registrant as specified in its charter)
Delaware	001-03876	75-1056913
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300, Dallas, Texas 75201
(Address of Principal Executive Offices)

(214) 871-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
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95277916.4

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2015, the Compensation Committee of the Board of Directors of HollyFrontier Corporation (the “Company”) approved and adopted a new Change in Control Agreement (the “Agreement”) for Michael C. Jennings in connection with Mr. Jennings’s appointment as Executive Chairman of the Company effective January 1, 2016. Upon entering into the Agreement, the Change in Control Agreement (as amended) previously entered into between Mr. Jennings and the Company (the “Prior Agreement”) terminated and is of no further force or effect.

The Agreement is consistent with the Prior Agreement except that the multiple used to determine the cash severance amount that would be payable to Mr. Jennings upon a qualifying termination during the period beginning six months preceding a “Change in Control” and ending on the two year anniversary of a “Change in Control” (as such term is defined in the Agreement), was reduced from 3x to 1x.

The description of the Agreement herein is qualified by reference to the copy of the Agreement filed as Exhibit 10.1 to this report, which is incorporated by reference into this report in its entirety.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Change in Control Agreement dated December 21, 2015 between the Company and Michael C. Jennings.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYFRONTIER CORPORATION

By:	/s/ Douglas S. Aron
Name:	Douglas S. Aron
Title:	Executive Vice President and Chief Financial Officer

Date:    December 21, 2015

EXHIBIT INDEX

Exhibit No.	Description
10.1	Change in Control Agreement dated December 21, 2015 between the Company and Michael C. Jennings.

2